Exhibit 99.1

Sterling Reports Third Quarter 2023 Results

Continued Execution Towards 2023 Goals and Long-Term Strategy

OHIO, November 8, 2023 (GLOBENEWSWIRE) – Sterling Check Corp. (NASDAQ: STER) (“Sterling” or “the Company”) a leading global provider of technology-enabled background and identity verification services, today announced financial results for the third quarter ended September 30, 2023.
Third Quarter 2023 Highlights
All results compared to prior-year period.
•Revenues decreased 9.4% year-over-year to $180.6 million. Organic constant currency revenue decreased 11.9% and inorganic revenue growth was 2.4%.
•GAAP net income decreased year-over-year to $2.4 million, or $0.03 per diluted share, compared to GAAP net income of $9.3 million, or $0.09 per diluted share, for the prior year period.
•Adjusted EBITDA decreased 10.4% year-over-year to $47.6 million. Adjusted EBITDA Margin decreased 30 bps year-over-year to 26.3%, in line with our prior expectations.
•Adjusted Net Income decreased 15.2% year-over-year to $24.7 million. Adjusted Earnings Per Share—diluted decreased 10.3% year-over-year to $0.26 per diluted share.

Organic constant currency revenue growth (decline), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Earnings Per Share—diluted are non-GAAP measures. Please see the schedules accompanying this earnings release for a reconciliation of these measures to their most directly comparable GAAP measures, as applicable.

Josh Peirez, Sterling CEO, said, “During the third quarter of 2023, we continued to make progress on our 2023 and long-term goals. We executed on the items within our control, both on the top line and in our cost structure, and we remained focused on optimizing the exit velocity and profitability of our business as we approach year-end.
“The macro environment remained challenging during the quarter and drove base revenue volumes below our prior expectations, with tempered expectations for the fourth quarter as well. Still, we remain very pleased with our continued success in executing on the revenue drivers within our control. These drivers include new client wins, up-sell / cross-sell, and customer retention, where a culture of innovation has generated significant success, as well as inorganic revenue growth, where integration of our two recent strategic M&A deals remains a key near-term goal.
“During the third quarter, we also saw continued progress on our cost optimization program which is helping us build a stronger, more scalable, and more profitable company through multiple strategic initiatives. We are enthusiastic about the benefits that we expect these initiatives to provide us over the short-term and long-term, and we remain focused on execution in all macro environments.”

Third Quarter 2023 Results

	Three Months Ended September 30,
(in thousands, except per share data and percentages)	2023	2022	Change
Revenues	$180,566	$199,299	(9.4)%
Net income	$2,354	$9,303	(74.7)%
Net income margin	1.3%	4.7%	(340) bps
Net income per share—diluted	$0.03	$0.09	(66.7)%
Adjusted EBITDA(1)	$47,556	$53,098	(10.4)%
Adjusted EBITDA Margin(1)	26.3%	26.6%	(30) bps
Adjusted Net Income(1)	$24,734	$29,171	(15.2)%
Adjusted Earnings Per Share—diluted(1)	$0.26	$0.29	(10.3)%
_________________________
(1)Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Earnings Per Share—diluted are non-GAAP measures. Please see the schedules accompanying this earnings release for a reconciliation of these measures to their most directly comparable GAAP measures.

Revenue for the third quarter of 2023 was $180.6 million, a decrease of $18.7 million, or 9.4%, compared to $199.3 million for the third quarter of 2022. The revenue decrease for the third quarter of 2023 included a 11.9% organic constant currency revenue decrease, partially offset by 2.4% inorganic revenue growth from the acquisitions of Socrates and A-Check and 0.1% benefit due to the impact of fluctuations in foreign exchange currency rates. The organic constant currency decrease in revenue was driven by a decrease in base business with existing clients due to macro uncertainty, which offset growth of 10% from the combination of new clients and up-sell / cross-sell.
Balance Sheet and Cash Flow
As of September 30, 2023, cash and cash equivalents were $49.9 million and total debt was $499.9 million, compared to cash and cash equivalents of $103.1 million and total debt of $505.5 million as of December 31, 2022. The decrease in cash since December 31, 2022 was primarily driven by the acquisitions of Socrates and A-Check (net purchase price of $49.2 million) and repurchases of Sterling’s common stock ($46.0 million) during the first nine months of 2023, which offset growth from Free Cash Flow. Sterling ended the third quarter of 2023 with a net leverage ratio of 2.4x net debt to Adjusted EBITDA. As of September 30, 2023, available borrowings under Sterling’s revolving credit facility, net of letters of credit outstanding, were $193.8 million.
For the nine months ended September 30, 2023, Sterling generated net cash provided by operating activities of $65.7 million, compared to $73.6 million for the prior year period. Capital expenditures for the nine months ended September 30, 2023 totaled $14.7 million, compared to $15.7 million for the prior year period. For the nine months ended September 30, 2023, Sterling had $50.9 million of Free Cash Flow, compared to $57.9 million of Free Cash Flow for the prior year period. The decrease in Free Cash Flow compared to the prior year period was primarily driven by lower operating income and higher interest expense.
Free Cash Flow is a non-GAAP measure. Please see the schedule accompanying this earnings release for a reconciliation of Free Cash Flow to net cash provided by operating activities, its most directly comparable GAAP measure.
Full Year 2023 Guidance
Sterling is providing updated guidance for full year 2023 as detailed below. The following forward-looking statements reflect Sterling’s expectations as of today’s date. Actual results may differ materially.

	Previous Guidance - August 8, 2023		Updated Guidance - November 8, 2023
(dollars in millions)	Amount	Year-over-year growth	Amount	Year-over-year growth
Revenues	$760 - $780	(1.0)% - 1.0%	$720 - $730	(6.0)% - (4.5)%
Adjusted EBITDA	$198 - $208	0.0% - 5.0%	$186 - $191	(6.0)% - (4.0)%
Adjusted Net Income	$106 - $114	0.0% - 7.0%	$95 - $99	(11.0)% - (7.0)%
Sterling’s full-year 2023 guidance ranges reflect expectations that recent macroeconomic conditions will continue through the year.

Sterling has not presented a quantitative reconciliation of the forward-looking non-GAAP financial measures “Adjusted EBITDA” and “Adjusted Net Income” to their most directly comparable GAAP financial measure because it is impractical to forecast certain items without unreasonable efforts due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of and the periods in which such items may be recognized.
Conference Call Details
Sterling will hold a conference call to discuss the third quarter of 2023 financial results today, November 8, 2023 at 8:30 AM Eastern Time.
To register for the conference call, please visit Sterling’s investor relations website at https://investor.sterlingcheck.com under “News & Events”. Participants may also access the conference call by dialing 1-833-470-1428 (U.S.) or 1-929-526-1599 (outside the U.S.) and using conference code 616107 approximately ten minutes before the start of the call. A live audio webcast of the conference call, together with related presentation materials, will also be available on Sterling’s investor relations website at https://investor.sterlingcheck.com under “News & Events”.
A replay, along with the related presentation materials, will be available after the conclusion of the call on Sterling’s investor relations website under “News & Events” or by dialing 1-866-813-9403, access code 140591. The telephone replay will be available through Wednesday, November 22, 2023.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and it is intended that all forward-looking statements that we make will be subject to the safe harbor protections created thereby. Forward-looking statements can be identified by forward-looking terminology such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “will” or “would,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements that address guidance, outlook, targets, market trends or projections about the future, and statements regarding Sterling’s expectations, beliefs, plans, strategies, objectives, prospects or assumptions, or statements regarding future events or performance, contained in this release are forward-looking statements. Sterling has based these forward-looking statements on current expectations, assumptions, estimates and projections. Such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond Sterling’s control. These and other important factors, including those discussed more fully elsewhere in this release and in the Company’s filings with the Securities and Exchange Commission, particularly Sterling’s most recently filed Annual Report on Form 10-K and Sterling's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements, or could affect Sterling’s share price. The forward-looking statements contained in this release are not guarantees of future performance and actual results of operations, financial condition, and liquidity, and the development of the industry in which Sterling operates, may differ materially from the forward-looking statements contained in this release. Any forward-looking statement made in this release speaks only as of the date of such statement. Except as required by law, Sterling does not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this release.
Non-GAAP Financial Information
This report contains “non-GAAP financial measures,” which are financial measures that are not calculated and presented in accordance with GAAP.
Specifically, Sterling makes use of the non-GAAP financial measures “organic constant currency revenue growth (decline)”, “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Adjusted Net Income,” “Adjusted Earnings Per Share” and “Free Cash Flow” to assess the performance of its business.
Organic constant currency revenue growth (decline) is calculated by adjusting for inorganic revenue growth (decline), which is defined as the impact to revenue growth (decline) in the current period from merger and acquisition (“M&A”) activity that has occurred over the past twelve months, and converting the current period revenue at foreign currency exchange rates consistent with the prior period. For the three and nine months ended September 30, 2023, we have provided the impact of revenue from the acquisitions of Socrates and A-Check during the first quarter of 2023. We present organic constant currency revenue growth (decline) because we believe it assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance; however, it has limitations as an analytical tool, and you should not consider such a measure either in isolation or as a substitute for analyzing our results as reported under GAAP. In particular, organic constant currency revenue growth (decline) does not reflect M&A activity or the impact of foreign currency exchange rate fluctuations.
Adjusted EBITDA is defined as net income (loss) adjusted for provision (benefit) for income taxes, interest expense, depreciation and amortization, stock-based compensation, transaction expenses related to the IPO, one-time public company transition expenses and costs associated with financing transactions, M&A activity, optimization and restructuring, technology transformation costs, foreign currency (gains) and losses and other costs affecting comparability. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue for the applicable period. We present Adjusted EBITDA and Adjusted EBITDA Margin because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management and our board of directors use Adjusted EBITDA and Adjusted EBITDA Margin to evaluate the factors and trends affecting our business to assess our financial performance and in preparing and approving our annual budget and believe they are helpful in highlighting trends in our core operating performance. Further, our executive incentive compensation is based in part on components of Adjusted EBITDA. Adjusted EBITDA and Adjusted EBITDA Margin have limitations as analytical tools and should not be considered in isolation or as substitutes for our results as reported under GAAP. Adjusted EBITDA excludes items that can have a significant effect on our profit or loss and should, therefore, be considered only in conjunction with net income (loss) for the period. Because not all companies use identical calculations, these measures may not be comparable to other similarly titled measures of other companies.
Adjusted Net Income is a non-GAAP profitability measure. Adjusted Net Income is defined as net income (loss) adjusted for amortization of acquired intangible assets, stock-based compensation, transaction expenses related to the IPO, one-time public company transition expenses and costs associated with financing transactions, M&A activity, optimization and restructuring, technology transformation costs, and certain other costs affecting comparability, adjusted for the applicable tax rate. Adjusted Earnings Per Share is defined as Adjusted Net Income divided by diluted weighted average shares for the applicable period. We present Adjusted Net Income and Adjusted Earnings Per Share because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding certain material non-cash items and unusual items that we do not expect to continue at the same level in the future. Our management believes that the inclusion of supplementary adjustments to net income (loss) applied in presenting Adjusted Net Income provide additional information to investors about certain material non-cash items and about items that we do not expect to continue at the same level in the future. Adjusted Net Income and Adjusted Earnings Per Share have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing our results as reported under GAAP.
Free Cash Flow is defined as Net Cash provided by (used in) Operating Activities minus purchases of property and equipment and purchases of intangible assets and capitalized software. We present Free Cash Flow because we believe it provides cash available for strategic measures, after making necessary capital investments in property and equipment to support ongoing business operations, and provides investors with the same measures that management uses as the basis for making resource allocation decisions. Free Cash Flow has limitations as an analytical tool, and you should not consider such measure either in isolation or as a substitute for analyzing our results as reported under GAAP. Historically, we presented Adjusted Free Cash Flow, defined as Net Cash provided by (used in) Operating Activities minus purchases of property and equipment and purchases of intangible assets and capitalized software and reflecting adjustments for one-time, cash, non-operating expenses related to the IPO. As there are no adjustments related to the IPO for the three and nine months ended September 30, 2023 and 2022, nor in the subsequent periods from such dates, management believes that Free Cash Flow is a more relevant measure.
About Sterling
Sterling—a leading provider of background and identity services—offers background and identity verification to help over 50,000 clients create people-first cultures built on foundations of trust and safety. Sterling’s tech-enabled services help organizations across all industries establish great environments for their workers, partners, and customers. With operations around the world, Sterling conducted more than 110 million searches in the twelve months ended December 31, 2022.

Contacts
Investors
Judah Sokel
IR@sterlingcheck.com

Media
Angela Stelle
Angela.Stelle@sterlingcheck.com

CONSOLIDATED FINANCIAL STATEMENTS

STERLING CHECK CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share and per share data)	2023	2022	2023	2022
REVENUES	$180,566	$199,299	$550,224	$596,862
OPERATING EXPENSES:
Cost of revenues (exclusive of depreciation and amortization below)	95,882	106,422	292,692	314,954
Corporate technology and production systems	11,329	13,715	34,709	38,806
Selling, general and administrative	42,382	42,411	134,743	126,630
Depreciation and amortization	15,875	16,570	47,117	56,598
Impairments and disposals of long-lived assets	48	193	7,193	805
Total operating expenses	165,516	179,311	516,454	537,793
OPERATING INCOME	15,050	19,988	33,770	59,069
OTHER EXPENSE (INCOME):
Interest expense, net	9,305	7,764	26,903	20,719
Gain on interest rate swaps	—	—	—	(296)
Other income	(561)	(560)	(1,370)	(1,422)
Total other expense, net	8,744	7,204	25,533	19,001
INCOME BEFORE INCOME TAXES	6,306	12,784	8,237	40,068
Income tax provision	3,952	3,481	4,969	12,958
NET INCOME	$2,354	$9,303	$3,268	$27,110
Unrealized gain on hedged transactions, net of tax expense of $1,188, $0, $1,044 and $0, respectively	1,962	—	1,554	—
Foreign currency translation adjustments, net of tax of $0, $0, $0 and $0, respectively	(1,906)	(4,790)	(269)	(7,990)
Total other comprehensive income (loss)	56	(4,790)	1,285	(7,990)
COMPREHENSIVE INCOME	$2,410	$4,513	$4,553	$19,120
Net income per share attributable to stockholders
Basic	$0.03	$0.10	$0.04	$0.29
Diluted	$0.03	$0.09	$0.03	$0.27
Weighted average number of shares outstanding
Basic	90,972,009	94,134,690	92,184,159	94,043,105
Diluted	93,651,691	99,118,521	94,493,254	99,217,125

STERLING CHECK CORP.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)	September 30, 2023	December 31, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$49,877	$103,095
Accounts receivable (net of allowance for credit losses of $2,670 and $2,304 at September 30, 2023 and December 31, 2022, respectively)	151,935	139,579
Insurance receivable	4,689	921
Prepaid expenses	8,595	13,433
Other current assets	23,770	13,654
Total current assets	238,866	270,682
Property and equipment, net	7,330	10,341
Goodwill	878,390	849,609
Intangible assets, net	240,482	241,036
Deferred tax assets	4,328	4,452
Operating leases right-of-use asset	7,020	20,084
Other noncurrent assets, net	10,499	11,050
TOTAL ASSETS	$1,386,915	$1,407,254
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$39,327	$38,372
Litigation settlement obligation	7,178	4,165
Accrued expenses	60,387	67,047
Current portion of long-term debt	13,125	7,500
Operating leases liability, current portion	4,233	3,717
Other current liabilities	14,435	12,939
Total current liabilities	138,685	133,740
Long-term debt, net	483,334	493,990
Deferred tax liabilities	31,584	23,707
Long-term operating leases liability, net of current portion	8,834	16,835
Other liabilities	3,737	2,336
Total liabilities	666,174	670,608
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock ($0.01 par value; 100,000,000 shares authorized; no shares issued or outstanding)	—	—
Common stock ($0.01 par value; 1,000,000,000 shares authorized; 99,889,227 shares issued and 95,045,289 shares outstanding at September 30, 2023; 97,765,120 shares issued and 96,717,883 shares outstanding at December 31, 2022)	97	76
Additional paid-in capital	971,950	942,789
Common stock held in treasury (4,843,938 and 1,047,237 shares at September 30, 2023 and December 31, 2022, respectively)	(64,499)	(14,859)
Accumulated deficit	(183,180)	(186,448)
Accumulated other comprehensive loss	(3,627)	(4,912)
Total stockholders’ equity	720,741	736,646
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,386,915	$1,407,254

STERLING CHECK CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
(in thousands)	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,268	$27,110
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	47,117	56,598
Deferred income taxes	(200)	4,885
Stock-based compensation	27,184	17,424
Impairments and disposals of long-lived assets	7,193	805
Provision for bad debts	556	1,016
Amortization of financing fees	808	327
Amortization of debt discount	594	1,444
Deferred rent	383	(170)
Unrealized translation loss (gain) on investment in foreign subsidiaries	94	(1,838)
Changes in fair value of derivatives	—	(4,102)
Change in fair value of contingent consideration, net	(686)	—
Interest rate swap settlements	1,323	—
Changes in operating assets and liabilities
Accounts receivable	(8,699)	(33,145)
Insurance receivable	(3,768)	—
Prepaid expenses	5,849	3,579
Other assets	(6,493)	(2,097)
Accounts payable	757	6,546
Litigation settlement obligation	3,013	—
Accrued expenses	(7,982)	84
Other liabilities	(4,635)	(4,868)
Net cash provided by operating activities	65,676	73,598
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(1,377)	(3,978)
Purchases of intangible assets and capitalized software	(13,364)	(11,719)
Acquisitions, net of cash acquired	(49,210)	—
Proceeds from disposition of property and equipment	121	25
Net cash used in investing activities	(63,830)	(15,672)
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock	1,998	2,291
Repurchases of common stock	(46,043)	—
Payments of initial public offering issuance costs	—	(225)
Cash paid for tax withholding on vesting of restricted shares	(3,597)	—
Payments of long-term debt	(5,625)	(4,846)
Payment of contingent consideration for acquisition	(305)	(226)
Payments of finance lease obligations	—	(3)
Net cash used in financing activities	(53,572)	(3,009)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(1,492)	(3,725)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(53,218)	51,192
CASH AND CASH EQUIVALENTS
Beginning of period	103,095	47,998
Cash and cash equivalents at end of period	$49,877	$99,190

RECONCILIATION OF CONSOLIDATED NON-GAAP FINANCIAL MEASURES
The following table reconciles revenue growth (decline), the most directly comparable GAAP measure, to organic constant currency revenue growth (decline) for the three and nine months ended September 30, 2023. For the three and nine months ended September 30, 2023, we have provided the impact of revenue from the acquisitions of Socrates and A-Check.

	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2023
Reported revenue decline	(9.4)%	(7.8)%
Inorganic revenue growth(1)	2.4%	2.4%
Impact from foreign currency exchange(2)	0.1%	(0.4)%
Organic constant currency revenue decline	(11.9)%	(9.8)%
_________________________
(1)Impact to revenue growth (decline) in the current period from M&A activity that has occurred over the past twelve months.
(2)Impact to revenue growth (decline) in the current period from fluctuations in foreign currency exchange rates.

The following table reconciles net income, the most directly comparable GAAP measure, to Adjusted EBITDA for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2023	2022	2023	2022
Net income	$2,354	$9,303	$3,268	$27,110
Income tax provision	3,952	3,481	4,969	12,958
Interest expense, net	9,305	7,764	26,903	20,719
Depreciation and amortization	15,875	16,570	47,117	56,598
Stock-based compensation	9,783	6,293	27,184	17,424
Transaction expenses(1)	2,238	2,809	10,497	6,591
Restructuring(2)	4,018	2,730	18,781	3,912
Technology transformation(3)	256	4,767	3,668	13,066
Settlements impacting comparability(4)	—	213	—	213
Gain on interest rate swaps(5)	—	—	—	(296)
Other(6)	(225)	(832)	721	(1,089)
Adjusted EBITDA	$47,556	$53,098	$143,108	$157,206
Adjusted EBITDA Margin	26.3%	26.6%	26.0%	26.3%
_________________________
(1)Consists of transaction expenses related to M&A, associated earn-outs, costs related to the preparation of the IPO, one-time public company transition expenses and fees associated with financing transactions. For the three months ended September 30, 2023, costs consisted primarily of $1.5 million of M&A related costs for the acquisitions of Socrates and A-Check and $0.7 million of costs of one-time public company transition expenses and ancillary non-recurring public company expenses. For the three months ended September 30, 2022, costs consisted primarily of $1.3 million of one-time public company transition expenses and $1.5 million in costs related to M&A. For the nine months ended September 30, 2023, costs consisted primarily of $6.1 million of M&A related costs for the acquisitions of Socrates and A-Check, $1.2 million of M&A costs for the EBI acquisition primarily due to the acceleration of contract costs related to the completion of the EBI platform migration, and $3.2 million of registration statement costs, costs to support the secondary public offering in June 2023, one-time public company transition expenses and expenses related to executing our interest rate swap. For the nine months ended September 30, 2022, costs consisted primarily of $4.0 million of one-time public company transition expenses and $2.6 million in costs related to M&A.
(2)Consists of restructuring-related costs, including executive recruiting and severance charges, and lease termination costs and disposal of fixed assets related to our real estate consolidation efforts. Beginning in 2020, we began executing a virtual-first strategy, closing offices and reducing office space globally. In 2022, we began executing on a restructuring program to realign senior leadership and functions with the goal of elevating our go-to-market strategy and accelerating our technology and product innovation. At the end of 2022, we also launched Project Nucleus which we expect to drive meaningful cost savings and efficiency gains in our cost of revenues. For the three months ended September 30, 2023, costs consisted of $3.4 million of restructuring-related charges and $0.6 million in connection with executing against our real estate consolidation program. For the three months ended September 30, 2022, costs consisted of approximately $2.0 million of restructuring-related executive recruiting and severance charges as well as one one-time consulting and other costs and $0.7 million in expenses related to our real estate consolidation program primarily related to the exit of EBI’s office. For the nine months ended September 30, 2023, costs consisted of $9.9 million in connection with executing against our real estate consolidation program which included a $5.3 million impairment charge on ROU assets, $2.5 million of accelerated rent, facilities costs and other charges in connection with office closures, as well as $1.8 million of fixed asset disposals and $8.9 million of restructuring-related charges. For the nine months ended September 30, 2022, costs consisted of approximately $2.0 million of restructuring-related executive recruiting and severance charges as well as one one-time consulting and other costs and $1.7 million in expenses related to our real estate consolidation program, primarily due to the exit of EBI’s office.

(3)Includes costs related to technology modernization, as well as costs related to decommissioning of on-premise production systems and redundant fulfillment systems of acquired companies and the migration to our platform. We believe that these costs are discrete and non-recurring in nature, as they relate to a one-time restructuring and decommissioning of our on-premise production systems and corporate technological infrastructure and the move to a managed service provider, decommissioning redundant fulfillment systems and modernizing internal functional systems. As such, they are not normal, recurring operating expenses and are not reflective of ongoing trends in the cost of doing business. The significant majority of these are related to the last two phases of Project Ignite, a three-phase strategic investment initiative launched in 2019 to create an enterprise-class global platform, with the remainder related to an investment made to modernize internal functional systems in preparation for our public company infrastructure. Phase two of Project Ignite was completed in 2022 and phase three of Project Ignite was completed in the first quarter of 2023. For the three months ended September 30, 2023, $0.3 million related to decommissioning of the redundant production and fulfillment systems of A-Check and the redundant fulfillment systems of Socrates. For the three months ended September 30, 2022, investment related to Project Ignite was $4.2 million and the remaining $0.6 million related to costs for decommissioning of the on-premise production system and decommissioning of the redundant fulfillment system of EBI and migrating onto our platform. For the nine months ended September 30, 2023, investment related to the conclusion of Project Ignite was $3.1 million and the remaining $0.6 million related to costs for decommissioning of the on-premise production system and decommissioning of the redundant fulfillment system of EBI and migrating onto our platform and decommissioning costs of the A-Check and Socrates systems. For the nine months ended September 30, 2022, investment related to Project Ignite was $11.1 million and the remaining $1.9 million related to costs for decommissioning of the on-premise production system and decommissioning of the redundant fulfillment system of EBI and migrating onto our platform.
(4)Consists of non-recurring settlements and the related legal fees impacting comparability.
(5)Consists of gains or losses on historical non-designated derivative interest rate swaps. See Part I. Item 3. “Quantitative and Qualitative Disclosures about Market Risk— Interest Rate Risk” in our Form 10-Q for the quarterly period ended June 30, 2023 for additional information on interest rate swaps.
(6)Consists of gains or losses on foreign currency transactions and impairment of capitalized software.

The following table presents the calculation of Net income margin and Adjusted EBITDA Margin for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2023	2022	2023	2022
Net income	$2,354	$9,303	$3,268	$27,110
Adjusted EBITDA	$47,556	$53,098	$143,108	$157,206
Revenues	$180,566	$199,299	$550,224	$596,862
Net income margin	1.3%	4.7%	0.6%	4.5%
Adjusted EBITDA Margin	26.3%	26.6%	26.0%	26.3%
The following table reconciles net income, the most directly comparable GAAP measure, to Adjusted Net Income and Adjusted Earnings Per Share for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2023	2022	2023	2022
Net income	$2,354	$9,303	$3,268	$27,110
Income tax provision	3,952	3,481	4,969	12,958
Income before income taxes	6,306	12,784	8,237	40,068
Amortization of acquired intangible assets	10,621	10,903	31,307	38,030
Stock-based compensation	9,783	6,293	27,184	17,424
Transaction expenses(1)	2,238	2,809	10,497	6,591
Restructuring(2)	4,018	2,730	18,781	3,912
Technology transformation(3)	256	4,767	3,668	13,066
Settlements impacting comparability(4)	—	213	—	213
Gain on interest rate swaps(5)	—	—	—	(296)
Other(6)	(225)	(832)	721	(1,089)
Adjusted Net Income before income tax effect	32,997	39,667	100,395	117,919
Income tax effect(7)	8,263	10,496	26,171	31,848
Adjusted Net Income	$24,734	$29,171	$74,224	$86,071
Net income per share—basic	$0.03	$0.10	$0.04	$0.29
Net income per share—diluted	$0.03	$0.09	$0.03	$0.27
Adjusted Earnings Per Share—basic	$0.27	$0.31	$0.81	$0.92
Adjusted Earnings Per Share—diluted	$0.26	$0.29	$0.79	$0.87
_________________________

(1)Consists of transaction expenses related to M&A, associated earn-outs, costs related to the preparation of the IPO, one-time public company transition expenses and fees associated with financing transactions.
(2)Consists of restructuring-related costs, including executive recruiting and severance charges, and lease termination costs and disposal of fixed assets related to our real estate consolidation efforts. Beginning in 2020, we began executing a virtual-first strategy, closing offices and reducing office space globally. In 2022, we began executing on a restructuring program to realign senior leadership and functions with the goal of elevating our go-to-market strategy and accelerating our technology and product innovation. At the end of 2022, we also launched Project Nucleus which we expect to drive meaningful cost savings and efficiency gains in our cost of revenues.
(3)Includes costs related to technology modernization, as well as costs related to decommissioning of on-premise production systems and redundant fulfillment systems of acquired companies and the migration to our platform. We believe that these costs are discrete and non-recurring in nature, as they relate to a one-time restructuring and decommissioning of our on-premise production systems and corporate technological infrastructure and the move to a managed service provider, decommissioning redundant fulfillment systems and modernizing internal functional systems. As such, they are not normal, recurring operating expenses and are not reflective of ongoing trends in the cost of doing business. The significant majority of these are related to the last two phases of Project Ignite, a three-phase strategic investment initiative launched in 2019 to create an enterprise-class global platform, with the remainder related to an investment made to modernize internal functional systems in preparation for our public company infrastructure. Phase two of Project Ignite was completed in 2022 and phase three of Project Ignite was completed in the first quarter of 2023.
(4)Consists of non-recurring settlements and the related legal fees impacting comparability.
(5)Consists of gains or losses on historical non-designated derivative interest rate swaps. See Part I. Item 3. “Quantitative and Qualitative Disclosures about Market Risk— Interest Rate Risk” in our Form 10-Q for the quarterly period ended June 30, 2023 for additional information on interest rate swaps.
(6)Consists of gains or losses on foreign currency transactions and impairment of capitalized software.
(7)Normalized effective tax rates of 25.0% and 26.5% have been used to compute Adjusted Net Income for the three months ended September 30, 2023 and 2022, respectively. Normalized effective tax rates of 26.1% and 27.0% have been used to compute Adjusted Net Income for the nine months ended September 30, 2023 and 2022, respectively. As of December 31, 2022, we had net operating loss carryforwards of approximately $16.3 million for federal income tax purposes and deferred tax assets of approximately $6.3 million related to state and foreign income tax loss carryforwards available to reduce future income subject to income taxes. The amount of actual cash taxes we pay for federal, state, and foreign income taxes differs significantly from the effective income tax rate computed in accordance with GAAP, and from the normalized rate shown above.

The following table reconciles net income per share, the most directly comparable GAAP measure, to Adjusted Earnings Per Share for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share and per share amounts)	2023	2022	2023	2022
Net income	$2,354	$9,303	$3,268	$27,110
Weighted average number of shares outstanding—basic	90,972,009	94,134,690	92,184,159	94,043,105
Weighted average number of shares outstanding—diluted	93,651,691	99,118,521	94,493,254	99,217,125
Net income per share—basic	$0.03	$0.10	$0.04	$0.29
Net income per share—diluted	$0.03	$0.09	$0.03	$0.27

Adjusted Net Income	$24,734	$29,171	$74,224	$86,071
Weighted average number of shares outstanding—basic	90,972,009	94,134,690	92,184,159	94,043,105
Weighted average number of shares outstanding—diluted	93,651,691	99,118,521	94,493,254	99,217,125
Adjusted Earnings Per Share—basic	$0.27	$0.31	$0.81	$0.92
Adjusted Earnings Per Share—diluted	$0.26	$0.29	$0.79	$0.87

The following table presents the calculation of Adjusted Diluted Earnings Per Share for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income per share—diluted	$0.03	$0.09	$0.03	$0.27
Adjusted Net Income adjustments per share
Income tax provision	0.04	0.04	0.06	0.13
Amortization of acquired intangible assets	0.11	0.11	0.33	0.38
Stock-based compensation	0.11	0.06	0.29	0.18
Transaction expenses(1)	0.02	0.03	0.11	0.07
Restructuring(2)	0.04	0.03	0.20	0.04
Technology transformation(3)	0.00	0.05	0.04	0.13
Settlements impacting comparability(4)	—	0.00	—	0.00
Gain on interest rate swaps(5)	—	—	—	0.00
Other(6)	0.00	(0.01)	0.01	(0.01)
Income tax effect(7)	(0.09)	(0.11)	(0.28)	(0.32)
Adjusted Earnings Per Share—diluted	$0.26	$0.29	$0.79	$0.87
Weighted average number of shares outstanding used in computation of Adjusted Diluted Earnings Per Share:
Weighted average number of shares outstanding—diluted (GAAP)	93,651,691	99,118,521	94,493,254	99,217,125
Options not included in weighted average number of shares outstanding—diluted (GAAP) (using treasury stock method)	—	—	—	—
Weighted average number of shares outstanding—diluted (non-GAAP) (using treasury stock method)	93,651,691	99,118,521	94,493,254	99,217,125
_________________________
(1)Consists of transaction expenses related to M&A, associated earn-outs, costs related to the preparation of the IPO, one-time public company transition expenses and fees associated with financing transactions.
(2)Consists of restructuring-related costs, including executive recruiting and severance charges, and lease termination costs and disposal of fixed assets related to our real estate consolidation efforts. Beginning in 2020, we began executing a virtual-first strategy, closing offices and reducing office space globally. In 2022, we began executing on a restructuring program to realign senior leadership and functions with the goal of elevating our go-to-market strategy and accelerating our technology and product innovation. At the end of 2022, we also launched Project Nucleus which we expect to drive meaningful cost savings and efficiency gains in our cost of revenues.
(3)Includes costs related to technology modernization, as well as costs related to decommissioning of on-premise production systems and redundant fulfillment systems of acquired companies and the migration to our platform. We believe that these costs are discrete and non-recurring in nature, as they relate to a one-time restructuring and decommissioning of our on-premise production systems and corporate technological infrastructure and the move to a managed service provider, decommissioning redundant fulfillment systems and modernizing internal functional systems. As such, they are not normal, recurring operating expenses and are not reflective of ongoing trends in the cost of doing business. The significant majority of these are related to the last two phases of Project Ignite, a three-phase strategic investment initiative launched in 2019 to create an enterprise-class global platform, with the remainder related to an investment made to modernize internal functional systems in preparation for our public company infrastructure. Phase two of Project Ignite was completed in 2022 and phase three of Project Ignite was completed in the first quarter of 2023.
(4)Consists of non-recurring settlements and the related legal fees impacting comparability.
(5)Consists of gains or losses on historical non-designated derivative interest rate swaps. See Part I. Item 3. “Quantitative and Qualitative Disclosures about Market Risk—Interest Rate Risk” for additional information on interest rate swaps.
(6)Consists of gains or losses on foreign currency transactions and impairment of capitalized software.
(7)Normalized effective tax rates of 25.0% and 26.5% have been used to compute Adjusted Net Income for the three months ended September 30, 2023 and 2022, respectively. Normalized effective tax rates of 26.1% and 27.0% have been used to compute Adjusted Net Income for the nine months ended September 30, 2023 and 2022, respectively. As of December 31, 2022, we had net operating loss carryforwards of approximately $16.3 million for federal income tax purposes and deferred tax assets of approximately $6.3 million related to state and foreign income tax loss carryforwards available to reduce future income subject to income taxes. The amount of actual cash taxes we pay for federal, state, and foreign income taxes differs significantly from the effective income tax rate computed in accordance with GAAP, and from the normalized rate shown above.
For further detail, see the footnotes to Part I. Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023.

The following table reconciles net cash flow provided by operating activities, the most directly comparable GAAP measure, to Free Cash Flow for the periods presented:

	Three Months Ended September 30, 2023		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Net cash provided by operating activities	$32,778	$40,319	$65,676	$73,598
Purchases of intangible assets and capitalized software	(4,775)	(4,103)	(13,364)	(11,719)
Purchases of property and equipment	(784)	(712)	(1,377)	(3,978)
Free Cash Flow	$27,219	$35,504	$50,935	$57,901